Exhibit 21.1

SUBSIDIARIES OF JONES SODA CO.

•	Jones Soda Co. (USA) Inc.—A wholly-owned subsidiary, incorporated in the State of Washington

•	Jones Soda (Canada) Inc.—A wholly-owned subsidiary, incorporated in British Columbia